                                                                    Exhibit 99.1




                               REOFFER PROSPECTUS


                                 882,750 SHARES


                                   CORE, INC.


                                  COMMON STOCK



         This Prospectus covers 882,750 shares of common stock, par value $0.10 per share (the "Common Stock"), of CORE, INC. (the "Company"), which have been issued or are issuable pursuant to the exercise of certain stock option agreements. The shares offered by this Prospectus are for the account of the individuals listed in the Selling Stockholders section below (the "Selling Stockholders").


         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.


                             -----------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

                                   May 14, 1998

                                   THE COMPANY

         CORE, INC. ("CORE" or the "Company") is a national provider of managed disability and health care benefits management services to Fortune 500 companies and other self-insured employers, third-party administrators and insurance carriers. The Company's services include managed disability services (which consist of the Company's proprietary WorkAbility(R) program, analytic consulting services, social security disability benefits advocacy, Medicare coordination of benefits, bill audit services and job analysis and loss prevention services), specialty physician and behavioral health review services and health care benefits utilization review and case management services. The Company's services are designed to assist its clients monitor and control disability and health care benefits costs without compromising the quality of health care services provided to the patient.

         CORE's managed disability services include monitoring the appropriateness of disability durations under short and long-term disability plans and workers' compensation programs in order to reduce unnecessary absenteeism and its related costs of wage replacement, hiring and training replacement personnel and lost productivity. These services are based on CORE's WorkAbility program, a proprietary software program developed over a ten-year period through the statistical analysis of disability utilization data. CORE's WorkAbility managed disability program provides an objective, medically based method for recommending and monitoring employee's return-to-work dates. The WorkAbility program is designed to obtain and analyze relevant medical and work-related information with the initial onset of the employee's absence and thus assure that the employee, attending physician and employer all have reasonable and consistent expectations as to the projected return-to-work date. The Company's social security disability benefits advocacy program provides assistance to disabled employees with obtaining their Social Security Disability Insurance ("SSDI") benefits. CORE's Medicare program assists employees of self-insured companies (mostly Fortune 500) with acquiring their Medicare entitlement and securing claims for payments covered under the government funded Medicare program.

         CORE's independent physician review programs provide pre-certification, concurrent and appellate physician review services for use with utilization management programs of the Company's insurance company and self-insured corporate clients. The Company believes its more than 300 Board certified physician reviewers comprise the largest independent physician review service in the country. CORE's behavioral health review program provides comparable review service by psychiatric specialists in sub-specialties such as adult and child psychiatry, alcoholism and chemical dependency. The Company also provides utilization review services designed to evaluate the medical necessity and appropriateness of health care services prescribed for participants in health care and medical plans. In cases of high cost injuries or illness, CORE also renders case management services for individual cases to assure that cost-effective treatment alternatives are utilized.

         The Company was incorporated in Massachusetts in April 1984 under the name Peer Review Analysis, Inc. ("PRA") to provide physician-intensive utilization management services to commercial insurance companies and self-insured employers. PRA became a publicly held entity in December 1991 with the completion of an initial public offering.

         In March of 1995, PRA completed its merger (the "CMI/PRA Merger") involving Core Management, Inc., a Delaware corporation ("CMI"). CMI was incorporated in 1990 to acquire the health and disability cost management services business (including the WorkAbility program) of Health Data Institute, Inc., a subsidiary of Baxter International, Inc. The CMI/PRA Merger was treated as a pooling of interests for accounting purposes. In July 1995, the Company changed its name from Peer Review Analysis, Inc. to CORE, INC. The description herein of the business of the Company includes the operations of both PRA and CMI from the inception of both companies.

         On October 2, 1995, CORE acquired all the capital stock of Cost Review Services, Inc., a workers' compensation bill audit firm. In June 1997, CORE purchased certain of the assets of Social Security Disability Consultants and Disability Services, Inc. (collectively, "SSDC"), a disability management services firm which provides social security disability benefits advocacy and Medicare coordination of benefits. In July 1997, the Company purchased the assets and certain liabilities of Protocol Work Systems, Inc., a provider of job analysis, employee physical abilities testing and other loss prevention services to the workers' compensation market. In March 1998, the Company acquired the operating assets of Transcend Case Management ("TCM"), a provider of workers' compensation case management services.

         The Company's executive offices are located at 18881 Von Karman Avenue, Suite 1750, Irvine, California 92612, and its telephone number at that address is (714) 442-2100.

         WorkAbility is a registered trademark of the Company.

                                  RISK FACTORS

         An investment in the shares being offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the shares of Common Stock offered hereby. In particular, prospective investors are cautioned that this Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and that actual results could differ materially from those contemplated by such statements. Such statements reflect management's current views, are based on many assumptions and are subject to risks and uncertainties. The factors listed below represent certain important factors the Company believes could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect the Company. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect the Company to a greater extent than indicated.

Recent Acquisitions; Risks of Integration; New Business Lines

         The Company's operations have expanded significantly as a result of the June 1997 acquisition of Social Security Disability Consultants and Disability Services, Inc. (collectively, "SSDC"). In addition, the Company intends to continue to pursue the growth of its business through the acquisition of other businesses complementary to its existing businesses.

         The acquisition of SSDC has resulted in the Company becoming larger and more operationally and geographically diverse, presenting challenges for the Company's management and potentially detracting attention of management from the day-to-day operations of CORE. These challenges will increase by reason of other possible future acquisitions. In light of this recent and potential future growth, the success of the Company's efforts to integrate acquired operations and streamline overlapping business and administrative functions will be crucial in order for the Company to maintain its profitability. The various systems and procedures of the Company's operations will have to be coordinated and integrated with those of previously acquired companies as well as any other businesses which may be acquired in the future. There can be no assurance that the process of integrating the businesses acquired through the SSDC acquisition and to be acquired through possible future acquisitions will be successful. Furthermore, the successful integration of acquired operations may require significant expenditures and involve substantial unanticipated costs.

Reliance on Workability(R) Programs

         The Company's managed disability services are based on the WorkAbility program, a proprietary software program developed and maintained through the statistical analysis of disability utilization data. The Company's success in deriving revenue from its WorkAbility program is dependent upon its maintaining the proprietary and confidential nature of this software. The Company relies on a combination of database size, trade secret, copyright, trademark and contractual protections to establish and protect its proprietary rights to the WorkAbility program. There can be no assurance, however, that the precautions taken by the Company will be adequate to prevent misappropriation or re-creation of the Company's database. In addition, these protections and precautions will not prevent development by independent third parties of competitive technology or products, and some companies have developed products which, to some extent, perform functions similar to those performed by the WorkAbility program.

Dependence on Key Clients

         The Company has contracts with several key clients, which account for a substantial portion of its revenues. During the years ended December 31, 1996 and 1997, the Company's five largest clients represented 36% and 43%, respectively, of total revenue, and its ten largest clients represented 53% and 58%, respectively, of total revenue. Although the Company has entered into written contracts with clients, the majority of its contracts, including those with its major clients, permit cancellation by the client upon 60 to 90 days' notice, while certain other of the Company's contracts permit immediate cancellation under certain circumstances. Additionally, with a few exceptions, the Company's contracts with its customers do not require minimum payments or purchase of minimum levels of services. The failure to renew, or the exercise of cancellation rights contained in, the Company's contracts with its clients, or a significant reduction in the volume of services requested by the Company's clients, could have a material adverse effect on the Company.

Risks Related To Growth Strategy

         The Company's strategy is to continue its internal growth and, as strategic opportunities arise in the managed disability services market, to pursue acquisitions of, or relationships with, other companies in related lines of business. As a result, the Company is subject to certain growth-related risks, including the risks that it will be unable to retain personnel or acquire other resources necessary to service such growth adequately. Expenses arising from the Company's efforts to increase its market penetration may have a negative impact on operating results. In addition, there can be no assurance that any suitable opportunities for strategic acquisitions or relationships will arise or, if they do arise, that the transactions contemplated thereby could be completed.

Exposure to Professional Liability

         The Company, through its managed care services, makes recommendations regarding benefit plan coverage and work absence periods based upon judgments of the appropriateness of proposed medical treatment plans and length of absence, and consequently claims could be made against the Company in the event of adverse medical consequences. The Company could also become subject to claims for the costs of services denied and claims, such as malpractice, arising from the errors or omissions of health care professionals. A successful claim against the Company could have a material adverse effect on the Company's financial position and results of operations. Furthermore, claims against the Company, regardless of their merit or eventual outcome, may involve substantial defense costs. There can be no assurance that procedures implemented by the Company to limit its liability have been or will be effective or that the Company will not become subject to litigation that may adversely affect its financial position or results of operations. The Company maintains professional liability insurance and such other coverages as the Company believes are reasonable in light of the Company's experience to date. However, there can be no assurance that such insurance will be sufficient to protect the Company from liability which might adversely affect the Company's business, operating results or financial condition or will continue to be available to the Company at reasonable cost or at all.

History of Losses; Uncertainty of Future Profitability

         The Company has recorded net losses of $3,376,000 for 1993, $4,699,000 for 1994 and $79,000 for 1995. The Company has recorded net income of $144,000 for 1996 and $2,752,000 for 1997. An accumulated deficit of approximately $8 million remains at December 31, 1997. There can be no assurance that the Company will maintain its' profitability on a quarterly or annual basis. Moreover, the level of profitability cannot be accurately predicted.

Government Regulation; Reimbursement; Health Care Reform

         The health care industry is subject to extensive federal and state regulation relating to licensure, conduct of operations and prices for services. A number of states, including several of those in which the Company transacts business, have extensive licensing and other regulatory requirements applicable to the Company's business, including utilization review, physician practice management and workers' compensation. These requirements include compliance with federal and state prohibitions on the offer or receipt of remuneration for the referral of patents or other items or services. Additionally, the Company's clients, including insurance companies, are subject to regulations that indirectly affect the Company. Regulation in the health care field is constantly evolving. The Company is unable to predict what additional government regulations, if any, directly or indirectly affecting its business may be promulgated. Although the Company believes that it is currently in compliance with applicable statutes and regulations in those states in which it is subject to regulation, the Company's business could be adversely affected by a revocation of or failure to obtain required licenses and governmental approvals, a failure to comply with applicable statutes or regulations or significant changes in regulations applicable to its clients.

         In addition to existing government health care regulation, there have been numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. The Company believes that such initiatives will continue during the foreseeable future. The Company is unable to predict what, if any, reform initiatives may be adopted, or what effect, if any, their adoption may have on the Company.

Reliance on Data Processing Capabilities

         The Company's business in general, and its WorkAbility program in particular, is dependent upon the ability to continuously store, retrieve, process and manage data. Interruption of data processing capabilities for any extended length of time, loss of stored data, programming errors or other computer problems could have a material adverse effect on the business of the Company.

Competition

         The markets in which the Company is engaged are highly competitive. In addition to other utilization management and disability management companies, the Company competes with insurance companies, third party administrators, health maintenance organizations and preferred provider organizations ("PPOs"). Many of the Company's competitors are larger and have greater financial and other resources than the Company. There can be no assurance that competitive factors in the Company's markets will not have an adverse effect on the Company.

Dependence on Key Personnel

         The Company's success will depend to a significant extent upon the skills of a number of key employees, including George C. Carpenter IV, the Company's Chairman of the Board and Chief Executive Officer, Craig C. Horton, the Company's President and Chief Operating Officer and William E. Nixon, the Company's Chief Financial Officer, Treasurer and Clerk. The Company does not have employment agreements with all of its executive officers. In addition, the Company's success will depend to an extent on its ability to recruit credentialed physicians for the Company's peer review activities. The future loss of the services of one or more key persons or the inability to continue to recruit qualified physicians could adversely affect the Company.

Control by Officers and Directors

         The Company's executive officers and directors beneficially own (including presently outstanding options) more than 20% of the Company's Common Stock. As a result, the executive officers and directors of the Company acting together would be able to exert considerable influence over the election of the Company's directors and the outcome of most corporate actions requiring stockholder approval. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company, which could adversely affect the market price of the Common Stock.

Anti-Takeover Considerations

         Certain provisions of the Company's certificate of incorporation and by-laws and Massachusetts law could discourage potential acquisition proposals, delay or prevent a change in control of the Company and, consequently, limit the price that investors might be willing to pay in the future for shares of Common Stock. These provisions include a classified board of directors and the ability to issue, without further stockholder approval, shares of preferred stock with rights and privileges senior to the Common Stock. The Company is also subject to Chapters 110F and 110D of the Massachusetts General Laws, which, in general, prohibit a corporation with sufficient ties to Massachusetts from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, subject to certain exceptions.

Potential Volatility of Stock Price

         The market prices for the Common Stock and the securities of certain other companies in the health care industry have had a history of significant volatility. The trading price of the Common Stock could continue to be subject to significant fluctuations announcements or actions by competitors, developments involving the Company's relationships with key clients, government regulation, fluctuations in quarterly results and other factors. These broad market fluctuations, as well as general economic conditions and the financial performance of the Company, may adversely affect the market price of the Common Stock.

Shares Eligible for Future Sale

         Future sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and could impair the Company's ability to raise additional capital through the sale of its equity securities. The Company is unable to make any prediction as to the effect, if any, that future sales of Common Stock or the availability of Common Stock for sale may have on the market price of the Common Stock prevailing from time to time.

                              SELLING STOCKHOLDERS

         Information concerning a group of the Selling Stockholders, comprised of officers and directors of the Company who hold options to purchase Common Stock, some of which remain subject to future vesting, their ownership of Common Stock and the amount of Common Stock which may be offered for each Selling Stockholder's account, will be provided in a supplement to this Prospectus.

         2,100 shares of Common Stock offered by this Prospectus are for the account of certain employees and former employees of the Company and consultants to the Company who own Common Stock pursuant to their respective previous exercises of options to purchase Common Stock. In each case, such individual owns less than 1,000 shares of Common Stock and may use this Prospectus for reoffers and resales. In addition, 20,400 shares of Common Stock offered by this Prospectus are for the account of Stephen Caulfield, a director of the Company who purchased such shares pursuant to the terms of an option agreement by and between him and the Company. Prior to the filing of this Prospectus, Mr. Caulfield owned 49,401 shares of Common Stock and held options (some of which remain subject to future vesting) to purchase an additional 87,875 shares of Common Stock.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered by the Prospectus may be offered or sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. The shares will be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such sales may be made in block trades, pursuant to purchases by a broker or a dealer as principal, in private transactions, in negotiated transactions or otherwise, at prices and at terms then prevailing or at negotiated prices. The Company will not receive any of the proceeds from sales by the Selling Stockholders.

         Any broker or dealer involved in the offer or sale of the shares included herein may receive brokerage commissions or discounts. To the knowledge of the Company, there is currently no agreement with any broker or dealer respecting such transactions. Upon sale of such shares, the Selling Stockholders or anyone effecting sales on behalf of the Selling Stockholders may be deemed an underwriter, as that term is defined in the Securities Act. To the Company's knowledge, each Selling Stockholder does not believe that he or she is an underwriter within the meaning of the Securities Act. All expenses of the registration of the Common Stock covered by this Prospectus are to be borne by the Company.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Restated Articles of Organization contain provisions limiting the liability of directors to the fullest extent permitted by Massachusetts law as currently or hereinafter in effect. Massachusetts law currently permits the elimination of personal liability of a director for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except for (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions to stockholders or loans to insiders, or (iv) any transactions from which the director derived an improper personal benefit.

         The Company's Restated Articles of Organization also provide for the indemnification of officers and directors of the Company, to the extent legally permissible, against all liabilities and expenses (including judgments, fines, penalties and attorneys' fees and under certain circumstances, all amounts paid in compromise and settlement) reasonably incurred by such officer or director in connection with any action, suit or proceeding in which any such director or officer is a defendant or with which he or she may be threatened or otherwise involved, by reason of his or her being or having been a director or officer of the Company, except in relation to matters as to which such director or officer shall be finally adjudged, other than by consent, in such action, suit or proceeding, not to have acted in the best interests of the Company.

         The Company has entered into separate indemnification agreements with each of its directors and executive officers providing for indemnification of such persons to the extent permitted by law.

         Additionally, the Company has purchased a directors and officers insurance policy that, subject to a $250,000 deductible for certain claims, provides $5,000,000 of coverage.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Rich, May, Bilodeau & Flaherty, P.C., Boston, Massachusetts.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, included in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon which is incorporated herein by reference, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Prospectus:

         (a) The Company's Annual Report on Form 10-K filed on April 1, 1998, as amended by the Company's 10-K/As filed on April 8, 1998 and April 30, 1998, containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above.

         (c) The description of the Common Stock, which is contained in the Company's prospectus, described in item (d), below, including any amendment or report, filed for the purpose of updating such description.

         (d) The Company's Prospectus, dated August 5, 1996, filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to termination of this offering, are hereby incorporated by reference into this Prospectus.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such documents). Such requests may be directed to William E. Nixon, Executive Vice President, CORE, INC., 18881 Von Karman Avenue, Suite 1750, Irvine, CA 92612.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission: located at Seven World Trade Center, 13th Floor, New York, New York, 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of such material may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed fees. In addition, such material may also be accessed electronically at the Commission's Internet home page (http://www.sec.gov). The Company's Common Stock is listed on the Nasdaq Stock Market's National Market, and material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and the schedules thereto. For further information pertaining to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules thereto which may be inspected without charge and copies thereof may be obtained at prescribed rates from, the Public Reference Branch of the Commission at 450 Fifth Street, N.W.
Washington, D.C. 20549.

         The Company furnishes to its stockholders annual reports containing consolidated financial statements audited by its independent auditors and makes available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                              --------------------

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                              --------------------

                                TABLE OF CONTENTS


                                                                      Page
The Company                                                            2
Risk Factors                                                           3
Selling Stock holders                                                  6
Plan of Distribution                                                   6
Indemnification of Officers and Directors                              6
Legal Matters                                                          7
Experts                                                                7
Incorporation of Certain Documents by Reference                        7
Available Information                                                  8




                                 882,750 Shares


                                   CORE, INC.


                                  Common Stock


                                ----------------

                               REOFFER PROSPECTUS
                                   May 14, 1998
                                ----------------